UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/05/2008

CNB Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13396

Pennsylvania	25-1450605
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices, including zip code)

814-765-9621
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

CNB Financial Corporation (Nasdaq:CCNE), the parent company of CNB Bank, today announced annual earnings for the year ended December 31, 2007 of $9.1 million or $1.05 diluted earnings per share compared to $9.6 million or $1.07 diluted earnings per share for 2006, representing a 5% decrease in net income and a 2% decrease in diluted earnings per share. Net income in the fourth quarter of 2007 was $2.4 million or $0.28 diluted earnings per share compared to $2.5 million or $0.28 diluted earnings per share in the fourth quarter of 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: February 13, 2008	By:	/s/ Charles R. Guarino
Charles R. Guarino
Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.	News Release announcing fourth quarter and 2007 earnings.